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                                                                    EXHIBIT 32.1

    Written Statement of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Quarterly Report on Form 10-Q accompanying this statement.

The undersigned, the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of XM Satellite Radio Holdings Inc. ("Holdings"), each hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-Q of Holdings for the quarterly period ended June 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Holdings.



                            /s/ Hugh Panero
                            -----------------------------------
                            Hugh Panero
                            President and Chief Executive Officer
                            August 14, 2003


                            /s/ Joseph Euteneuer
                            -----------------------------------
                            Joseph Euteneuer
                            Executive Vice President and Chief Financial Officer August 14, 2003

A signed original of this written statement required by Section 906 has been provided to Holdings and will be retained by Holdings and furnished to the Securities and Exchange Commission or its staff upon request.